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                                                                     Exhibit 4.3

                                   ----------

                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF JANUARY 31, 2006

                                      AMONG

                            UNITED AUTO GROUP, INC.,

                          THE GUARANTORS NAMED HEREIN,

                                       AND

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                                       AND

                           THOMAS WEISEL PARTNERS LLC

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                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is made and entered into this 31st day of January, 2006, among United Auto Group, Inc., a Delaware corporation (the "Company"), the guarantors named in the signature pages hereto (each a "Guarantor", and collectively, the "Guarantors") and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Thomas Weisel Partners LLC (collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement, dated as of January 25, 2006, among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for (1) the sale by the Company to the Initial Purchasers of an aggregate of $375,000,000 aggregate principal amount of the Company's 3.50% Senior Subordinated Convertible Notes due 2026 (the "Notes" and together with the shares of common stock of the Company into which the Notes are convertible, the "Securities") and (2) the sale by the Guarantors to the Initial Purchasers of their guarantees of the Company's Securities (the "Guarantees"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

          "1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time.

          "1939 Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

          "Additional Interest" shall have the meaning set forth in Section 2.4(d) herein.

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          "Closing Date" shall mean the Closing Time as defined in the Purchase
     Agreement.

          "Common Stock" shall mean any shares of common stock, $.0001 par value, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture.

          "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

          "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Effectiveness Period" shall have the meaning set forth in Section 2.1(b) herein.

          "Guarantor" or "Guarantors" shall have the meaning set forth in the preamble and shall also include any Guarantor's successors.

          "Holder" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners, beneficial or otherwise, of Registrable Securities under the Indenture.

          "Indenture" shall mean the Indenture relating to the Securities, dated as of the date hereof, among the Company, the Guarantors and J.P. Morgan Trust Company, National Association, as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

          "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble.

          "Issuer Free Writing Prospectus" shall have the meaning set forth in
     Section 2.1(f) herein.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that, for purposes of this definition, (1) a Holder of shares of Common Stock that constitutes Registrable Securities which were issued upon conversion of Securities shall be deemed to hold an aggregate principal amount at maturity of Registrable


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     Securities (in addition to the principal amount at maturity of any
     Registrable Securities held by such Holder) equal to the principal amount at maturity of Registrable Securities which were converted into such shares of Common Stock and (2) such Registrable Securities which were converted into such shares of Common Stock shall be deemed to be outstanding; provided further, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

          "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble.

          "Questionnaire" shall have the meaning set forth in Section 2.1(d) herein.

          "Registrable Securities" shall mean all or any of the Securities issued from time to time under the Indenture in registered form, and the shares of Common Stock issued or issuable upon conversion of such Securities; provided, however, that any such Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144 or may be sold or transferred pursuant to Rule l44(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, or (iii) such Securities shall have ceased to be outstanding.

          "Registration Default" shall have the meaning set forth in Section 2.4(d) herein.


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          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, whether or not a Shelf Registration Statement becomes effective, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred by the Company and the Guarantors in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities and any filings with the NASD), (iii) all expenses of the Company and the Guarantors in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred by the Company and the Guarantors in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees incurred by the Company and the Guarantors, if any, (vi) the fees and disbursements of counsel for the Company and the Guarantors and of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, (vii) the reasonable fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of a single counsel to the Holders in connection with the Shelf Registration Statement, which counsel shall be selected by the Majority Holders or the Initial Purchasers on their behalf, and (ix) any fees and expenses of any special experts retained by the Company and the Guarantors in connection with any Shelf Registration Statement, but excluding any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

          "Shelf Registration" shall mean a registration effected pursuant to
     Section 2.1 hereof.


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          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

          "Suspension Period" shall have the meaning set forth in Section 2.5 herein.

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

          2. Registration Under the 1933 Act.

          2.1 Shelf Registration.

               (a) The Company and the Guarantors shall, at their cost, no later than 120 days after the Closing Date, file with the SEC, and thereafter shall use their commercially reasonable efforts to cause to be declared effective as promptly as practicable but no later than 210 days after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders that have provided the information pursuant to Section 2.1(d).

               (b) The Company and the Guarantors shall, at their cost, use their commercially reasonable efforts, subject to Section 2.5, to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, when the Holders, other than Affiliates (as defined in the Indenture) of the Company, are able to sell or transfer to the public all Registrable Securities immediately without restriction pursuant to Rule 144 (or any similar provision then in force, including Rule 144(k) but not Rule 144A) under the 1933 Act or when all Registrable Securities cease to be outstanding or otherwise cease to be Registrable Securities (the "Effectiveness Period").


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               (c) Notwithstanding any other provisions hereof, the Company and the Guarantors shall use their commercially reasonable efforts to provide that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) Notwithstanding any other provision hereof, no Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a fully completed notice and questionnaire in the form attached as Annex A to the Offering Memorandum (the "Questionnaire") and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. In order to be named as a selling securityholder in the Prospectus at the time of effectiveness of the Shelf Registration Statement, each Holder must, before the filing of the Shelf Registration Statement and no later than the 20th day after the mailing of the Questionnaire to such Holder, furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing and the Company shall include the information from the completed Questionnaire and such other information, if any, in the Shelf Registration Statement and the Prospectus in a manner so that upon effectiveness of the Shelf Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder's Registrable Securities. From and after the date that the Shelf Registration Statement is first declared effective by the SEC, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company and the Guarantors will use their reasonable efforts to file within 20 business days any amendments or supplements to the Shelf Registration Statement necessary for such Holder to be named as a selling


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          securityholder in the Prospectus contained therein to permit such
          Holder to deliver the Prospectus to purchasers of the Holder's Securities (subject to the Company's and the Guarantors' right to suspend the Shelf Registration Statement as described in Section 2.5 below); provided, however, that the Company and the Guarantors shall not be required to file more than one such amendment to the Shelf Registration Statement in any calendar quarter for all such Holders. Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 2.1(d), will not be named as selling securityholders in the Prospectus. Each Holder named as a selling securityholder in the Prospectus agrees to promptly furnish to the Company all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder's Registrable Securities as the Company may from time to time reasonably request in writing.

               (e) Each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effectiveness Period, to notify the Company, within ten days of a written request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of such Holder's Registrable Securities have been so sold.

               (f) The Company and the Guarantors represent and agree that, unless they obtain the prior consent of a majority of the Registrable Securities that are registered under the Shelf Registration Statement at such time or the approval of the counsel for the holders of Registrable Securities or the consent of the managing underwriter in connection with any underwritten offering of Registrable Securities, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433 (an "Issuer Free Writing Prospectus"), or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the SEC. The Company and the Guarantors represent that any Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


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          The Company and the Guarantors further agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 2.3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          2.2 Expenses. The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section
2.1. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          2.3. Effectiveness. (a) The Company or a Guarantor will be deemed not to have used its commercially reasonable efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period (subject to Section 2.5) if the Company or Guarantor voluntarily takes any action that would, or omits to take any action which omission would, result in any such Shelf Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

          (b) A Shelf Registration Statement pursuant to Section 2.1 hereof will not be deemed to have become effective unless it has been declared effective by the SEC or have become automatically effective under the 1933 Act; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

          2.4 Interest. In the event that (a) a Shelf Registration Statement is not filed with the SEC on or before the 120th calendar day following the Closing Date, (b) a Shelf Registration Statement is not declared effective on or prior to the 210th calendar day following the Closing Date, (c) after effectiveness, subject to Section 2.5, the Shelf Registration Statement ceases to be effective or fails to be usable by the Holders without being succeeded within ten business days by a post-effective amendment or a report filed with the SEC pursuant to the 1934 Act that cures the failure to be effective or usable, or (d) the Shelf Registration Statement is unusable by the Holders for any reason, and the number of days for which the Shelf Registration Statement shall not be usable exceeds the Suspension Period (as defined in Section 2.5 hereof) (each such event being a

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"Registration Default"), additional interest ("Additional Interest"), will accrue at a rate per annum of one-quarter of one percent (0.25%) of the principal amount of the Securities for the first 90-day period from the day following the Registration Default, and thereafter at a rate per annum of one-half of one percent (0.50%) of the principal amount of the Securities; provided that in no event shall Additional Interest accrue at a rate per annum exceeding one half of one percent (0.50%) of the issue price of the Securities. Upon the cure of all Registration Defaults then continuing, the accrual of Additional Interest will automatically cease and the interest rate borne by the Securities will revert to the original interest rate at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is not effective or is unusable. Holders who have converted Securities into Common Stock will not be entitled to receive any Additional Interest with respect to such Common Stock or the issue price of the Securities converted.

     The Company and the Guarantors shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest are required to be paid. Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, in immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable in arrears on each interest payment date to the record Holder of Registrable Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the Registration Default to but excluding the day on which the Registration Default is cured.

     A Registration Default under clause (a) above shall be cured on the date that the Registration Statement is filed with the SEC. A Registration Default under clause (b) above shall be cured on the date that the Shelf Registration Statement is declared effective by the SEC or deemed to become automatically effective under the 1933 Act. A Registration Default under clauses (c) or (d) above shall be cured on the date an amended Shelf Registration Statement is declared effective by the SEC or deemed to become automatically effective under the 1933 Act, or the Company and the Guarantors otherwise declares the Shelf Registration Statement and the Prospectus useable, as applicable. The Company and the Guarantors will have no liabilities for monetary damages other than the Additional Interest with respect to any Registration Default.

          2.5 Suspension. Notwithstanding any other provision hereof, the Company and the Guarantors may suspend the use of any Prospectus, without incurring or accruing any obligation to pay Additional Interest pursuant to
Section 2.4 hereof or being deemed in violation of any other provision hereof, for a period not to exceed 45


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calendar days in any three-month period, or an aggregate of 90 calendar days in any twelve-month period, (each, a "Suspension Period") if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company's and the Guarantors' obligations hereunder), including without limitation proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company and the Guarantors to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus, except as required by applicable law.

          3.   Registration Procedures.

          In connection with the obligations of the Company and the Guarantors with respect to the Shelf Registration, the Company and the Guarantors shall, subject to the rights of the Company and the Guarantors to invoke and maintain a Suspension Period in accordance with Section 2.5 without being in violation of any of the provisions hereunder:

          (a) prepare and file with the SEC a Shelf Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the applicable requirements of Regulation S-T under the 1933 Act, if any, and use commercially reasonable efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep the Shelf Registration Statement effective for the Effectiveness Period, subject to Section 2.5; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended method or methods of distribution by the selling Holders thereof;


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          (c) (i) notify each Holder of Registrable Securities of the filing, by issuing a press release or, at the Company's option, the posting of a notice on the Company's corporate website, of a Shelf Registration Statement with respect to the Registrable Securities; (ii) furnish to each Holder of Registrable Securities that has provided the information required by Section 2.1(d) and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, electronic copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the unrestricted sale or other disposition of the Registrable Securities; and (iii) subject to Section 2.5 hereof and to any notice by the Company in accordance with Section 3(e) hereof of the existence of any fact of the kind described in Sections 3(e)(ii), (iii), (iv), (v) and (vi) hereof, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities that has provided the information required by Section 2.1(d) in connection with the offering and sale of the Registrable Securities;

          (d) use reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (e) notify promptly each Holder of Registrable Securities under a Shelf Registration that has provided the information required by Section 2.1(d) and, if requested by such Holder, confirm such advice in writing promptly (i) when a Shelf Registration Statement has become effective and when any post-effective amendments thereto have become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information relating thereto after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf


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Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, (v) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company and the Guarantors that a post-effective amendment to such Shelf Registration Statement would be appropriate, other than a post-effective amendment solely to add Guarantors or selling Stockholders;

          (f) furnish to the Initial Purchasers on behalf of the Holders of Registrable Securities and to special counsel to the Initial Purchasers (i) copies of any comment letters received from the SEC with respect to a Shelf Registration Statement, and, if requested, with respect to any documents incorporated therein and (ii) any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information with respect to the Shelf Registration Statement and Prospectus;

          (g) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of such order;

          (h) furnish to each Holder of Registrable Securities that has provided the information required by Section 2.1(d), and each underwriter, if any, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

          (i) if electronic global certificates for the Registrable Securities are not then available, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (other than as required by applicable law); and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

          (j) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(ii), (iii), (iv), (v) and (vi) hereof, as promptly as practicable after the occurrence of such an event, use commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement


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or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company and the Guarantors determine that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company and the Guarantors agree promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

          (k) no less than three business days prior to the filing of any Shelf Registration Statement, any Prospectus, any amendment to a Shelf Registration Statement or amendment or supplement to a Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), provide copies of such document to the Initial Purchasers on behalf of such Holders, and make representatives of the Company, as shall be reasonably requested by the Holders of Registrable Securities or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

          (l) obtain CUSIP numbers for all Registrable Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee with printed certificates for the Registrable Securities in a form eligible for deposit with the Depositary;

          (m) (i) cause the Indenture to be qualified under the 1939 Act in connection with the registration of the Registrable Securities, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the 1939 Act, and (iii) execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (n) enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all other customary and appropriate actions, if any, as the Majority Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, but not limited to:

               (i) obtain opinions of counsel to the Company and the Guarantors and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters set forth in the opinion of such counsel delivered at the Closing Date;

               (ii) obtain "comfort" letters and updates thereof from the Company's and the Guarantors' independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters substantially in the form and covering the matters covered in the comfort letter delivered on the Closing Date;

               (iii) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

               (iv) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done only in connection with any underwritten offering of Registrable Securities using such Shelf Registration Statement pursuant to an underwriting or similar agreement as and to the extent required thereunder, and as reasonably requested by the Majority Holders thereto;

          (o) if reasonably requested in connection with a disposition of Registrable Securities, make available for inspection during business hours by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company and any Guarantor to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Shelf Registration Statement, and make such representatives of the Company and the Guarantors available for discussion of such documents as shall be reasonably requested by the Initial Purchasers, in each case as is customary for "due diligence" investigations; provided that, to the extent the Company, in its reasonable discretion, agrees to disclose material non-public information, such persons shall first agree in writing with the Company that any such non-public information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement and such person shall not engage in trading any securities of the Company until such material non-public information becomes properly publicly available, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement upon a customary opinion of counsel for such persons delivered and reasonably satisfactory to the Company), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, or (v) such non-public information ceases to be material; provided further, that, the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by special counsel to the Holders;

          (p) if requested by any selling Holder, a reasonable time prior to filing the Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to the Shelf Registration Statement or amendment or supplement to such Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), provide copies of such document to the Holders of Registrable Securities that have provided the information required by Section 2.1(d), to the Initial Purchasers, to special counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request within three business days of delivery of such copies and if requested by any Selling Holder, not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, special counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, special counsel to the

Holders of Registrable Securities or any underwriter shall reasonably object within three business days of delivery of such copies, and make the representatives of the Company and the Guarantors available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, special counsel for the Holders of Registrable Securities or any underwriter;

          (q) if requested by any selling Holder or the underwriters, if any, incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holder or underwriter, if any, may reasonable request to have included therein with respect to the name or names of such selling Holder, the number of shares of Common Stock or principal amount of Securities owned by such Holder, the plan of distribution of the Registrable Securities (as required by Item 508 of Regulation S-K), the principal amount of Securities or number of shares of Common Stock being sold, the purchase price being paid therefor, and any other terms of the offering of the Registrable Securities to be sold in such offering;

          (r) use commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or inter-dealer quotation system on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (s) use commercially reasonable efforts to cause the Registrable Securities to be rated by the appropriate rating agencies if requested by the underwriter or underwriters of an underwritten public offering of Registrable Securities, if any;

          (t) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (u) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

          Without limiting the provisions of Section 2.1(d), the Company and the Guarantors may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company and the

Guarantors such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii), (iii), (iv), (v) or (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus included in the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(j) hereof or written notice from the Company that the Shelf Registration Statement is again effective and no amendment or supplement is needed, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          In the event that a Registration Default has occurred and is continuing, the Company and the Guarantors shall not file any Registration Statement with respect to any securities (within the meaning of Section 2(1) of the 1933 Act) of the Company or any of its subsidiaries other than Registrable Securities.

          If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          4.   Indemnification; Contribution.

          (a) The Company and the Guarantors agree to indemnify and hold harmless the Initial Purchasers, each Holder, each Person who participates as an underwriter, if any (any such Person being an "Underwriter") and each Person, if any, who controls any such Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

                    (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of any Holder or Underwriter, if any, expressly for use in a Shelf Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

          (b) Each Holder, severally, but not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, the Initial Purchasers, each Underwriter, if any, and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company or any Guarantor, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, or by the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Guarantors, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 4, no Initial Purchasers shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company or any Guarantor, and each Person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

          5.   Miscellaneous.

          5.1 Rule 144 and Rule 144A. If the Company is not required to file reports under Section 13 or 15(d) of the 1934 Act, the Company covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request for such purpose, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          5.2 No Inconsistent Agreements. The Company and the Guarantors have not entered into and the Company and the Guarantors shall not, after the date of this Agreement, enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of any of the Company's or any Guarantor's other issued and outstanding securities under any such agreements.

          5.3 No Adverse Actions Affecting Registration Rights. Subject to the rights of the Company and the Guarantors to invoke and maintain a Suspension Period, the Company and the Guarantors shall not, directly or indirectly, intentionally take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          5.4 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities (with Holders of Securities deemed to be the Holders, for purposes of this Section 5.4, of the number of outstanding shares of Common Stock into which such Registrable Securities are or could be convertible on the date that consent would be required) affected by such amendment, modification, supplement, waiver or departure. Notwithstanding the foregoing, this Agreement may be amended by a written agreement among the Company, the Guarantors and the Initial Purchasers, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities in any material respect. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 5.4, shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder.

          5.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company in a Questionnaire or by means of a notice given in accordance with the provisions of this Section 5.5, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company or any Guarantor, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.5.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile; and on the next business day if timely delivered to an overnight courier.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

          5.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder, other than such Initial Purchaser, to comply with, or breach by any Holder, other than such Initial Purchaser, of, any of the obligations of such Holder under this Agreement.

          5.7 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not a Holder of Registrable Securities) shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          5.8 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledges that any failure by the Company and the Guarantors to comply with its obligations under Section 2.1 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek such relief as may be required to specifically enforce the Company's obligations under Section 2.1 hereof.

          5.9 Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Company and the Guarantors will not, and will cause their respective Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

          5.10 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.11 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          5.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          5.13 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          5.14 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        UNITED AUTO GROUP, INC.


                                        By /s/ Robert H. Kurnick, Jr.
                                           -------------------------------------
                                        Title: Executive President

                                        THE GUARANTORS:

                                        AUTO MALL PAYROLL SERVICES, INC.
                                        BRETT MORGAN CHEVROLET-GEO, INC.
                                        CENTRAL FORD CENTER, INC.
                                        CJNS, LLC
                                        CLASSIC AUTO GROUP, INC.
                                        CLASSIC ENTERPRISES, LLC
                                        CLASSIC IMPORTS, INC.
                                        CLASSIC MANAGEMENT COMPANY, INC.
                                        CLASSIC MOTOR SALES, LLC
                                        CLASSIC NISSAN OF TURNERSVILLE, LLC
                                        CLASSIC TURNERSVILLE, INC.
                                        COVINGTON PIKE DODGE, INC.
                                        D. YOUNG CHEVROLET, LLC
                                        DAN YOUNG CHEVROLET, INC.
                                        DAN YOUNG MOTORS, LLC
                                        DEALER ACCESSORIES, LLC
                                        DIFEO PARTNERSHIP, LLC
                                        EUROPA AUTO IMPORTS, INC.
                                        FLORIDA CHRYSLER PLYMOUTH, INC.
                                        FRN OF TULSA, LLC
                                        GENE REED CHEVROLET, INC.
                                        GMG MOTORS, INC.
                                        GOODSON NORTH, LLC
                                        GOODSON PONTIAC-GMC, LLC
                                        GOODSON SPRING BRANCH, LLC

                                        HT AUTOMOTIVE, LTD.
                                        JS IMPORTS, INC.
                                        KMPB, LLC
                                        KMT/UAG, INC.
                                        LANDERS AUTO SALES, LLC
                                        LANDERS BUICK PONTIAC, INC.
                                        LANDERS FORD NORTH, INC.
                                        LANDERS FORD, INC.
                                        LANDERS NISSAN, LLC
                                        LANDERS UNITED AUTO GROUP NO. 2, INC.
                                        LATE ACQUISITION I, LLC
                                        LATE ACQUISITION II, LLC
                                        LMNS, LLC
                                        LRP, LTD.
                                        MICHAEL CHEVROLET-OLDSMOBILE, INC.
                                        MOTORCARS ACQUISITION II, LLC
                                        MOTORCARS ACQUISITION III, LLC
                                        MOTORCARS ACQUISITION IV, LLC
                                        MOTORCARS ACQUISITION V, LLC
                                        MOTORCARS ACQUISITION VI, LLC
                                        MOTORCARS ACQUISITION, LLC
                                        NATIONAL CITY FORD, INC.
                                        NISSAN OF NORTH OLMSTED, LLC
                                        PALM AUTO PLAZA, INC.
                                        PEACHTREE NISSAN, INC.
                                        PMRC, LLC
                                        REED-LALLIER CHEVROLET, INC.
                                        RELENTLESS PURSUIT ENTERPRISES, INC.
                                        SA AUTOMOTIVE, LTD.
                                        SAU AUTOMOTIVE, LTD.
                                        SCOTTSDALE FERRARI, LLC
                                        SCOTTSDALE JAGUAR, LTD.
                                        SCOTTSDALE MANAGEMENT GROUP, LTD.
                                        SIGMA MOTORS, INC.
                                        SK MOTORS, LTD.

                                        SL AUTOMOTIVE, LTD.
                                        SOMERSET MOTORS, INC.
                                        SUN MOTORS, LTD.
                                        THE NEW GRACELAND DODGE, INC.
                                        TRI-CITY LEASING, INC.
                                        UAG ATLANTA H1, LLC
                                        UAG ATLANTA IV MOTORS, INC.
                                        UAG CAPITOL, INC.
                                        UAG CARIBBEAN, INC.
                                        UAG CAROLINA, INC.
                                        UAG CENTRAL FLORIDA MOTORS, LLC
                                        UAG CENTRAL REGION MANAGEMENT, INC.
                                        UAG CERRITOS, LLC
                                        UAG CHCC, INC.
                                        UAG CHEVROLET, INC.
                                        UAG CITRUS MOTORS, LLC
                                        UAG CLASSIC, INC.
                                        UAG CLOVIS, INC.
                                        UAG CONNECTICUT, LLC
                                        UAG DULUTH, INC.
                                        UAG EAST, LLC
                                        UAG ESCONDIDO A1, INC.
                                        UAG ESCONDIDO H1, INC.
                                        UAG ESCONDIDO M1, INC.
                                        UAG FAYETTEVILLE I, LLC
                                        UAG FAYETTEVILLE II, LLC
                                        UAG FAYETTEVILLE III, LLC
                                        UAG FINANCE COMPANY, INC.
                                        UAG GRACELAND II, INC.
                                        UAG HUDSON, INC.
                                        UAG INTERNATIONAL HOLDINGS, INC.
                                        UAG KISSIMMEE MOTORS, INC.
                                        UAG LANDERS SPRINGDALE, LLC
                                        UAG LOS GATOS, INC.
                                        UAG MARIN, INC.
                                        UAG MEMPHIS II, INC.
                                        UAG MEMPHIS IV, INC.

                                        UAG MEMPHIS V, INC.
                                        UAG MICHIGAN CADILLAC, LLC
                                        UAG MICHIGAN H1, LLC
                                        UAG MICHIGAN H2, LLC
                                        UAG MICHIGAN PONTIAC-GMC, LLC
                                        UAG MICHIGAN T1, LLC
                                        UAG MICHIGAN TMV, LLC
                                        UAG NANUET I, LLC
                                        UAG NANUET II, LLC
                                        UAG NEVADA LAND, LLC
                                        UAG NORTHEAST, LLC
                                        UAG OLDSMOBILE OF INDIANA, LLC
                                        UAG PHOENIX VC, LLC
                                        UAG ROYAL PALM, LLC
                                        UAG SAN DIEGO A1, INC.
                                        UAG SAN DIEGO AU, INC.
                                        UAG SAN DIEGO H1, INC.
                                        UAG SAN DIEGO JA, INC.
                                        UAG SAN DIEGO MANAGEMENT, INC.
                                        UAG SOUTHEAST, INC.
                                        UAG SPRING, LLC
                                        UAG STEVENS CREEK II, INC.
                                        UAG SUNNYVALE, INC.
                                        UAG TORRANCE, INC.
                                        UAG TULSA JLM, LLC
                                        UAG TULSA VC, LLC
                                        UAG TURNERSVILLE MOTORS, LLC
                                        UAG VC II, LLC
                                        UAG VK, LLC
                                        UAG WEST BAY AM, LLC
                                        UAG WEST BAY FM, LLC
                                        UAG WEST BAY IA, LLC
                                        UAG WEST BAY IAU, LLC
                                        UAG WEST BAY IB, LLC
                                        UAG WEST BAY II, LLC
                                        UAG WEST BAY IL, LLC
                                        UAG WEST BAY IM, LLC
                                        UAG WEST BAY IN, LLC
                                        UAG WEST BAY IP, LLC

                                        UAG WEST BAY IV, LLC
                                        UAG WEST BAY IW, LLC
                                        UAG WEST, LLC
                                        UAG YOUNG AUTOMOTIVE GROUP, LLC
                                        UAG YOUNG II, INC.
                                        UAG/PFS, INC.
                                        UNITED FORD BROKEN ARROW, LLC
                                        UNITED FORD NORTH, LLC
                                        UNITED FORD SOUTH, LLC
                                        UNITED NISSAN, INC. (A GEORGIA
                                           CORPORATION)
                                        UNITED NISSAN, INC. (A TENNESSEE
                                           CORPORATION)
                                        UNITED RANCH AUTOMOTIVE, LLC
                                        UNITEDAUTO DODGE OF SHREVEPORT, INC.
                                        UNITEDAUTO SCOTTSDALE PROPERTY
                                        HOLDINGS, LLC
                                        WEST PALM AUTO MALL, INC.
                                        WEST PALM NISSAN, INC.
                                        WESTBURY SUPERSTORE, LTD.
                                        YOUNG AUTOMOTIVE HOLDINGS, LLC
                                        YOUNG MANAGEMENT GROUP, INC.


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Assistant Secretary

                                        ATLANTIC AUTO FUNDING CORPORATION
                                        ATLANTIC AUTO SECOND FUNDING CORPORATION
                                        ATLANTIC AUTO THIRD FUNDING CORPORATION
                                        UAG MICHIGAN HOLDINGS, INC.
                                        UAG NORTHEAST BODY SHOP, INC.
                                        UAG REALTY, LLC
                                        UAG TEXAS II, INC.
                                        UAG TEXAS, LLC
                                        UAG TULSA HOLDINGS, LLC
                                        UAG TURNERSVILLE REALTY, LLC
                                        UNITEDAUTO FIFTH FUNDING, INC.
                                        UNITED AUTO LICENSING, LLC
                                        UNITED AUTOCARE PRODUCTS, LLC
                                        UNITEDAUTO FINANCE, INC.
                                        UNITEDAUTO FOURTH FUNDING INC.


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Secretary

                                        DIFEO HYUNDAI PARTNERSHIP
                                        DIFEO NISSAN PARTNERSHIP
                                        DIFEO CHRYSLER PLYMOUTH JEEP
                                        EAGLE PARTNERSHIP
                                        DIFEO LEASING PARTNERSHIP
                                        DANBURY AUTO PARTNERSHIP
                                        DIFEO TENAFLY PARTNERSHIP
                                        OCT PARTNERSHIP
                                        HUDSON MOTORS PARTNERSHIP
                                        COUNTY AUTO GROUP PARTNERSHIP
                                        SOMERSET MOTORS PARTNERSHIP

                                        By: DIFEO PARTNERSHIP, LLC
                                            A general partner


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Assistant Secretary


                                        SHANNON AUTOMOTIVE, LTD.
                                        UAG HOUSTON ACQUISITION, LTD.

                                        By: UAG TEXAS II, INC., a general
                                            partner


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Secretary

                                        WTA MOTORS, LTD.

                                        By: LATE ACQUISITION II, LLC, a general
                                            partner


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Assistant Secretary


                                        UAG GD, LTD.
                                        UAG GN, LTD.
                                        UAG GP, LTD.
                                        UAG GW, LTD.

                                        By: UAG HOUSTON ACQUISITION, LTD., a
                                            general partner

                                        By: UAG TEXAS II, INC., a general
                                            partner


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Secretary

Confirmed and accepted as of the date
first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

THOMAS WEISEL PARTNERS LLC

BY: MERRILL LYNCH, PIERCE,
    FENNER & SMITH INCORPORATED


By: /s/ Laurent Gaudry
    ---------------------------------
Name: Laurent Gaudry
Title: Vice President